Exhibit 99.3

VersaBank

Consolidated Balance Sheets (Unaudited)

(Expressed in Thousands of US Dollars, Except for Share Amounts)

	As at
	July 31, 2026	October 31, 2025
Assets
Cash and cash equivalents
Cash and due from banks	$326,598	$375,569
Interest-bearing deposits in other banks	22,711	39,656
Total cash and cash equivalents	$349,309	$415,225
Investment securities available-for-sale	$89,573	$54,641
Investment securities held-to-maturity, net of allowance for credit losses (estimated fair value $130,487 and $96,722)	134,521	99,583
Credit assets, including accrued interest, and net of deferred fees and costs	4,266,540	3,525,409
Allowance for credit losses	(6,759)	(6,402)
Credit assets, net of allowance for credit losses	$4,259,781	$3,519,007
Premises and equipment, net	$20,363	$17,160
Goodwill	8,011	8,204
Intangible assets, net	8,173	9,811
Other assets	23,270	19,841
Total assets	$4,893,001	$4,143,472

Liabilities
Deposits:
Non-interest-bearing	$333	$1,476
Interest-bearing	4,202,678	3,462,607
Total deposits	$4,203,011	$3,464,083
Subordinated notes payable	73,984	73,890
Cash reserves on credit assets	196,695	207,477
Other liabilities	17,901	19,809
Total liabilities	$4,491,591	$3,765,259

Commitments and contingent liabilities (Note 10)

Shareholders’ equity
Common shares, no par value: unlimited common shares authorized; issued and outstanding 32,419,079 at July 31, 2026 and 31,945,535 at October 31, 2025	$265,892	$259,429
Additional paid-in capital	845	1,889
Retained earnings	164,867	145,808
Accumulated other comprehensive (loss), net of tax	(30,194)	(28,913)
Total shareholders’ equity	$401,410	$378,213
Total liabilities and shareholders’ equity	$4,893,001	$4,143,472

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Consolidated Statements of Income (Unaudited)

(Expressed in Thousands of US Dollars, Except for Per Share Amounts)

	For the three months ended July 31		For the nine months ended July 31
	2026	2025	2026	2025
Interest income:
Credit assets	$58,325	$50,140	$167,283	$143,605
Investment securities:
Taxable interest	2,479	1,093	6,349	3,571
Other	3,628	2,685	10,292	8,631
Total interest income	$64,432	$53,918	$183,924	$155,807
Interest expense:
Deposits	$34,129	$31,218	$100,854	$92,929
Subordinated notes	1,184	985	3,151	2,946
Other	2,770	129	2,999	346
Total interest expense	$38,083	$32,332	$107,004	$96,221
Net interest income	$26,349	$21,586	$76,920	$59,586
Provision for (recovery of) credit losses	(376)	1,000	489	2,225
Net interest income after provision for (recovery of) credit losses	$26,725	$20,586	$76,431	$57,361

Non-interest income
Other income	$2,192	$2,048	$7,349	$5,953
Total non-interest income	$2,192	$2,048	$7,349	$5,953

Non-interest expense:
Salaries and employee benefits	$8,724	$7,349	$24,413	$19,923
General and administrative	7,674	7,011	24,204	15,586
Premises and equipment	1,696	1,336	4,318	3,620
Other non-interest expense	801	717	2,299	1,848
Total non-interest expense	$18,895	$16,413	$55,234	$40,977
Income before income tax expense	$10,022	$6,221	$28,546	$22,337
Income tax expense	$2,673	$1,547	$7,738	$5,746
Net income	$7,349	$4,674	$20,808	$16,591

Basic earnings per share	$0.23	$0.14	$0.65	$0.53
Diluted earnings per share	$0.23	$0.14	$0.65	$0.53

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Consolidated Statements of Comprehensive Income (Unaudited)

(Expressed in Thousands of US Dollars)

	For the three months ended July 31,		For the nine months ended July 31,
	2026	2025	2026	2025
Net income	$7,349	$4,674	$20,808	16,591
Other comprehensive income (loss), before tax:
Gain (loss) on foreign currency derivatives designated to net investment hedging relationships	(4,070)	(579)	(110)	(745)
Foreign exchange gain (loss) on translation of foreign operations	(6,925)	(1,506)	(1,224)	3,600
Unrealized gains (losses) on securities available-for-sale	20	(26)	24	7
Other comprehensive income (loss), before tax	$(10,975)	$(2,111)	$(1,310)	$2,862

Income tax expense (benefit) related to items of other comprehensive income	(1,078)	(153)	(29)	(197)

Total other comprehensive income (loss), net of tax	$(9,897)	$(1,958)	$(1,281)	$3,059
Total comprehensive income (loss) for the period, net of tax	$(2,548)	$2,716	$19,527	$19,650

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Consolidated Statements of Changes in Equity (Unaudited)

(Expressed in Thousands of US Dollars, Except for Share Amounts)

	Common shares outstanding	Common shares	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
As at October 31, 2025	31,945,535	$259,429	$1,889	$145,808	$(28,913)	$378,213
Net income	-	$-	$-	$7,954	$-	$7,954
Other comprehensive income (loss), net	-	-	-	-	9,827	9,827
Issued during the period	-	-	-	-	-	-
Stock-based compensation	-	-	(469)	-	-	(469)
Options exercised during the period	123,912	1,903	-	-	-	1,903
Dividends paid on common shares	-	-	-	(588)	-	(588)
As at January 31, 2026	32,069,447	$261,332	$1,420	$153,174	$(19,086)	$396,840
Net income	-	$-	$-	$5,505	$-	$5,505
Other comprehensive income (loss), net	-	-	-	-	(1,211)	(1,211)
Issued during the period	-	-	-	-	-	-
Stock-based compensation	-	-	(613)	-	-	(613)
Options exercised during the period	126,250	1,978	-	-	-	1,978
Dividends paid on common shares	-	-	-	(590)	-	(590)
As at April 30, 2026	32,195,697	$263,310	$807	$158,089	$(20,297)	$401,909
Net income	-	$-	$-	$7,349	$-	$7,349
Other comprehensive income (loss), net	-	-	-	-	(9,897)	(9,897)
Issued during the period	-	-	-	-	-	-
Stock-based compensation	-	-	38	-	-	38
Options exercised during the period	223,382	2,582	-	-	-	2,582
Dividends paid on common shares	-	-	-	(571)	-	(571)
As at July 31, 2026	32,419,079	$265,892	$845	$164,867	$(30,194)	$401,410

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Consolidated Statements of Changes in Equity (Unaudited)

(Expressed in Thousands of US Dollars, Except for Share Amounts)

	Common shares outstanding	Common shares	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income (loss)	Total shareholders’ equity
As at October 31, 2024	26,002,577	$183,467	$1,898	$129,921	$(30,592)	$284,694
Net income	-	-	-	5,698	-	5,698
Other comprehensive income (loss), net	-	-	-	-	(11,888)	(11,888)
Issued during the period	6,509,434	80,320	-	-	-	80,320
Stock-based compensation	-	-	39	-	-	39
Options exercised during the period	6,775	90	-	-	-	90
Dividends paid on common shares	-	-	-	(559)	-	(559)
As at January 31, 2025	32,518,786	$263,877	$1,937	$135,060	$(42,480)	$358,394
Net income	-	$-	$-	$6,219	$-	$6,219
Other comprehensive income (loss), net	-	-	-	-	16,905	16,905
Issued during the period	-	(500)	-	-	-	(500)
Stock-based compensation	-	-	-	-	-	-
Options exercised during the period	-	-	-	-	-	-
Dividends paid on common shares	-	-	-	(591)	-	(591)
As at April 30, 2025	32,518,786	$263,377	$1,937	$140,688	$(25,575)	$380,427
Net income	-	$-	$-	$4,674	$-	$4,674
Other comprehensive income (loss), net	-	-	-	-	(1,958)	(1,958)
Issued during the period	-	-	-	-	-	-
Purchased and cancelled during the period	(351,142)	(2,748)	-	-	-	(2,748)
Adjustment for purchased and cancelled common shares	-	-	-	(1,191)	-	(1,191)
Stock-based compensation	-	-	-	-	-	-
Options exercised during the period	-	-	-	-	-	-
Dividends paid on common shares	-	-	-	(580)	-	(580)
As at July 31, 2025	32,167,644	$260,629	$1,937	$143,591	$(27,533)	$378,624

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Consolidated Statements of Cash Flows (Unaudited)

(Expressed in Thousands of US Dollars)

	For the nine months ended July 31,
	2026	2025
Cash flows from operating activities:
Net income	$20,808	$16,591
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for credit losses	489	2,225
Stock-based compensation	8	53
Impairment of assets	1,649	-
Depreciation and amortization	2,250	1,990
Accretion of discount on securities	(1,320)	(319)
Foreign exchange rate change on assets and liabilities	(136)	1,392
Changes in operating assets and liabilities:
Decrease (increase) in accrued interest receivable	(850)	1,452
Decrease in other assets and liabilities	(468)	(1,460)
Net cash provided by operating activities	$22,430	$21,924
Cash flows from investing activities:
Disposal of Stablecorp shares	$754	$-
Purchase of equity investments	(2,758)	(213)
Maturities and sales of investment securities available-for-sale	607,264	1,093,831
Principal payments received from investment securities held-to-maturity	55,630	-
Purchase of investment securities available-for-sale	(640,113)	(995,155)
Purchase of investment securities held-to-maturity	(90,843)	-
Net increase in credit assets	(756,431)	(370,692)
Foreign exchange forward settlement	(3,803)	2,492
Purchase of property and equipment	(4,913)	(1,225)
Net cash (used in) investing activities	$(835,213)	$(270,962)
Cash flows from financing activities:
Issuance of common shares	$5,406	$78,780
Purchase and cancellation of common shares	-	(3,954)
Net increase in deposits	743,389	345,768
Dividends paid	(1,749)	(1,730)
Net cash provided by financing activities	$747,046	$418,864
Effect of exchange rate changes on cash, cash equivalents	$(179)	$1,016
Cash, cash equivalents:
Net change during the period	(65,916)	170,842
Balance, beginning of period	415,225	161,642
Balance, end of period	$349,309	$332,484
Supplemental Information

Interest paid	$(107,353)	$(103,279)
Income taxes paid, net	(5,274)	(7,039)

The accompanying notes are an integral part of these consolidated financial statements.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)

(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

1.	Reporting Entity:

VersaBank, a Canadian bank (the “Company”), operates as a Schedule I bank under the Bank Act (Canada) and is regulated by the Office of the Superintendent of Financial Institutions Canada (“OSFI”). VersaBank USA, National Association (“VersaBank USA”) operates as a chartered bank in the United States and is regulated by the Office of the Comptroller of the Currency (“OCC”). Together, the Company primarily provides commercial lending and banking services to select niche markets in Canada and the United States as well as cybersecurity services through the operations of its wholly owned subsidiary DRT Cyber Inc. (“DRTC”).

The Company’s primary lending products include its Structured Receivable Program (“SRP”) and Commercial Real Estate portfolios. The Company’s primary deposit products are demand and term deposit accounts, all of which, subject to respective government limits, are eligible for insurance by the Canada Deposit Insurance Corporation (“CDIC”) or the Federal Deposit Insurance Corporation (“FDIC”). In addition to traditional commercial banking products, the Company offers IT security assurance services, supervisory control and data acquisition system assessments, as well as information technology (“IT”) security training.

The Company is subject to the regulations of certain state, provincial, and federal agencies and, accordingly, is periodically examined by those regulatory authorities. The Company’s business is affected by state, provincial, and federal legislation and regulations.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The Consolidated Financial Statements of the Company, as at July 31, 2026 and for the three-months and nine-months period ended July 31, 2026 and 2025, are unaudited. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), have been omitted from these interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). GAAP includes standards issued by the Financial Accounting Standards Board (“FASB”) and codified in sections of the Accounting Standards Codification (“ASC”). However, in the opinion of management, these Consolidated Financial Statements include all necessary adjustments to fairly present the results of the interim periods presented. The unaudited Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements included in the Company’s annual reporting, for the year ended October 31, 2025.

Certain prior period balances have been reclassified to conform to the current period classification.

The Company consolidates all entities that it controls through a majority voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary. VIEs are entities that, by design, either (1) lack sufficient equity to permit the legal entity to finance its activities without additional subordinated financial support or (2) have equity investors that do not have the right to direct the activities of the legal entity that most significantly impact the legal entity’s economic performance, or do not have the obligation to absorb the expected losses or the right to receive the residual returns of the legal entity. The Company evaluates VIEs in which it has a variable interest to understand the purpose and design of the VIE, the role the Company had in the VIE’s design, and its involvement in the VIE’s ongoing activities. The Company then evaluates which activities most significantly impact the economic performance of the VIE and which party has the power to direct such activities. The Company is the primary beneficiary of and has a controlling financial interest in a VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses and/or the right to receive benefits that could potentially be significant to the VIE. The Company has determined that Digital Boundary Group and DRT Cyber Inc. are VIEs for which the Company is the primary beneficiary and, accordingly, consolidates these entities in the accompanying financial statements.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Cash and Cash Equivalents

Cash and cash equivalents are composed of deposits with regulated financial institutions. The Company does not believe these instruments carry a significant risk of loss but cannot provide assurances that no losses could occur if these institutions were to become insolvent. As at July 31, 2026 and October 31, 2025 there was no restricted cash.

Earnings per share

Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period.

The following tables illustrate the Company’s earnings per share for the periods presented.

	For the three months ended July 31,
	2026	2025
Net income attributable to shareholders	$7,349	$4,674
Basic:
Basic weighted average shares outstanding	32,275,242	32,368,728
Diluted:
Diluted weighted average shares outstanding	32,275,242	32,368,728
Net income per share
Basic	$0.23	$0.14
Diluted	$0.23	$0.14

	For the nine months ended July 31,
	2026	2025
Net income attributable to shareholders	$20,808	$16,591
Basic:
Basic weighted average shares outstanding	32,112,165	31,302,938
Diluted:
Diluted weighted average shares outstanding	32,112,165	31,302,938
Net income per share
Basic	$0.65	$0.53
Diluted	$0.65	$0.53

Transfers of financial assets

The Company has loan participation agreements with certain counterparties, for which it is generally the servicer. If the transfer of an entire loan or portion of a loan to a third party does not qualify for sale treatment under GAAP, the amount of the loan transferred is recorded as a secured borrowing. There were $3,651 and $3,653 in secured borrowings as at July 31, 2026 and at October 31, 2025, respectively. Transfers of loans, portions of loans meeting the definition of a participating interest, and other financial assets are accounted for as sales on the transaction settlement date when control has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been legally isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of such right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through a repurchase agreement or other means. Upon sale, the loans or other financial assets are derecognized from the Company’s Consolidated Balance Sheets.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

When the Company has continuing involvement in the transferred financial assets as the servicer of the loans, servicing assets or liabilities may be recorded as the Company receives servicing fees as compensation. All separately recognized servicing assets and servicing liabilities are required to be initially measured at fair value and subsequently measured using the amortization method.

In December 2025 and March 2026, VersaBank purchased fully insured multi-unit residential mortgages from a third-party originator and securitized them through the issuance of mortgage-backed securities (“MBS”) under the National Housing Act (“NHA”) MBS program. These MBS were subsequently sold to the Canada Housing Trust (“CHT”) as part of its program to issue the Canada Mortgage Bonds (“CMBs”). The securitized assets were derecognized from the Company’s Consolidated Balance Sheets because the transfers met the derecognition criteria under ASC 860 - Transfers and Servicing (“ASC 860”). The Company’s right to receive a portion of the cash flows from the multi-unit residential mortgages after their sale qualifies as continuing involvement, and the Company recognizes an interest-only strip as part of the proceeds from the sale to CHT which represents this right.

The Company derecognized the multi-unit residential mortgages purchased in December 2025 in the amount of $50,985, and in March 2026 in the amount of $45,182. As part of these sales agreements, the Company retained an interest-only strip asset which is recognized at fair value in other assets on the Consolidated Balance Sheets. Interest income is recognized using the effective interest method over the expected life of the underlying mortgage pool. As at July 31, 2026, the interest-only strips associated with these sales have a carrying value of $1,964. The gain on sale for the three-months and nine-months ended July 31, 2026 was $nil and $566, respectively.

Future accounting pronouncements

In November 2025, the FASB issued ASU No. 2025-09, Derivatives and Hedging (Topic 815) - Hedge Accounting Improvements (“ASU 2025-09”), which introduces improvements to hedge accounting intended to better reflect an entity’s risk management activities in the financial statements. The amendments enhance the guidance related to (1) aggregating similar hedge risks in a group of forecasted transactions, (2) hedging forecasted interest payments on choose-your-rate debt instruments, (3) hedging variable price components of nonfinancial forecasted transactions, (4) applying the net written option test to certain compound derivatives used in interest rate hedges, and (5) accounting for “dual hedge” strategies. ASU 2025-09 will be effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. The Company is currently evaluating the impact these changes may have on its consolidated financial statements.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”), which provides clarifications intended to improve the consistency and usability of interim disclosure requirements. The amendments include, among other things, a comprehensive listing of required interim disclosures. Under ASU 2025-11, a new interim disclosure principle is introduced to help entities determine whether disclosures not explicitly specified in Topic 270 should nevertheless be provided in interim periods. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact these changes may have on its Consolidated Financial Statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements (“ASU 2025-12”), which introduces amendments to clarify, correct errors in, or make other minor improvements to a variety of topics in the Accounting Standards Codification. The amendments are intended to make the Accounting Standards Codification easier to understand and apply. ASU 2025-12 is effective for fiscal years beginning after December 15, 2026, including interim periods within that year. The Company is currently evaluating the impact these changes may have on its Consolidated Financial Statements.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

3.	Investment Securities

(a)	Equity securities

The Company has investments in the Federal Reserve Bank (“FRB”) and the Federal Home Loan Bank (“FHLB”), recorded at cost. As at July 31, 2026, the Company held investments of $5,558 in the FRB and $458 in the FHLB. As at October 31, 2025, the corresponding investments in FRB and FHLB were $3,013 and $109, respectively.

(b)	Debt securities

The following table summarizes the amortized cost and fair value of available-for-sale and held-to-maturity debt securities, and the corresponding amounts of gross unrealized gains and losses recognized in Accumulated other comprehensive income (loss) on available-for-sale debt securities as at July 31, 2026 and October 31, 2025:

	As at July 31, 2026
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$2,252	$-	$-	$-	$2,252
U.S. Treasury securities	87,297	166	(142)	-	87,321
Total securities available-for-sale	$89,549	$166	$(142)	$-	$89,573

Held-to-maturity Securities
Corporate bonds	$12,572	$-	$(1,908)	$(74)	$10,590
Asset/Mortgage backed securities	122,023	14	(2,140)	-	119,897
Total securities held-to-maturity[1]	$134,595	$14	$(4,048)	$(74)	$130,487

	As at October 31, 2025
Available-for-sale Securities	Amortized cost	Gross unrealized gains	Gross unrealized losses	Allowance for Credit Losses	Fair value
Government of Canada securities	$1,586	$-	$-	$-	$1,586
U.S. Treasury securities	53,050	5	-	-	53,055
Total securities available-for-sale	$54,636	$5	$-	$-	$54,641

Held-to-maturity Securities
Corporate bonds	$12,590	$-	$(3,335)	$-	$9,255
Asset/Mortgage backed securities	86,993	830	(356)	-	87,467
Total securities held-to-maturity[1]	$99,583	$830	$(3,691)	$-	$96,722

1Amortized cost and fair value excludes $247 and $237 of accrued interest receivable as at July 31, 2026 and October 31, 2025, respectively. Accrued interest receivable on held-to-maturity securities included in other assets on the Consolidated Balance Sheets.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The amortized cost and fair value of the Company’s debt securities at July 31, 2026 and October 31, 2025, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	As at July 31, 2026
	Available-for-sale		Held-to-maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$89,549	$89,573	$-	$-
Due after 1 year through 5 years	-	-	4,508	4,491
Due after 5 years through 10 years	-	-	46,266	45,860
Due after 10 years	-	-	83,821	80,136
	$89,549	$89,573	$134,595	$130,487

	As at October 31, 2025
	Available-for-sale		Held-to-maturity
	Amortized cost	Fair value	Amortized cost	Fair value
Due before one year	$54,636	$54,641	$-	$-
Due after 1 year through 5 years	-	-	6,752	6,733
Due after 5 years through 10 years	-	-	35,812	35,717
Due after 10 years	-	-	57,019	54,272
	$54,636	$54,641	$99,583	$96,722

The table below indicates the length of time individual securities had been in continuous unrealized loss positions at July 31, 2026:

		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	-	$-	$-	$-	$-	$-	$-
U.S. Treasury securities	2	32,766	(142)	-	-	32,766	(142)
	2	$32,766	$(142)	$-	$-	$32,766	$(142)
Held-to-maturity
Corporate bonds	2	$-	$-	$10,590	$(1,908)	$10,590	$(1,908)
Asset/ Mortgage backed securities	12	94,023	(2,140)	-	-	94,023	(2,140)
	14	$94,023	$(2,140)	$10,590	$(1,908)	$104,613	$(4,048)

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The table below indicates the length of time individual securities had been in continuous unrealized loss positions at October 31, 2025:

		Less than 12 months		12 months or longer		Total
Available-for-sale	Number of Securities	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Government of Canada securities	-	$-	$-	$-	$-	$-	$-
U.S. Treasury securities	-	-	-	-	-	-	-
	-	$-	$-	$-	$-	$-	$-
Held-to-maturity
Corporate bonds	2	$-	$-	$9,255	$(3,335)	$9,255	$(3,335)
Asset/ Mortgage backed securities	7	66,047	(356)	-	-	66,047	(356)
	9	$66,047	$(356)	$9,255	$(3,335)	$75,302	$(3,691)

Available-for-sale securities in unrealized loss positions are evaluated for impairment related to credit losses on a quarterly basis. Management has evaluated the portfolio of securities above. As no individual unrealized losses as at July 31, 2026 are attributable to credit losses, none of the losses have been recognized in income. Management does not intend to sell and does not expect it will be required to sell the investments.

Held-to-maturity securities are evaluated under the CECL methodology for estimating credit losses. The Company’s assessment is presented in Note 4 - Credit assets and Allowance for Credit Losses.

4.	Credit assets and Allowance for Credit Losses

The Company’s credit asset portfolio is comprised of the following segments: SRP Financing, Multi-Family Residential Loans, and Other Financing. The SRP Financing portfolio is composed of rights to the cash flows from point-of-sale loan and lease receivables acquired from the Company’s network of origination and servicing partners, as well as warehouse loans that provide bridge financing to the Company’s origination and servicing partners for the purpose of accumulating and seasoning individual loans and leases prior to the Company purchasing the cashflow receivables derived from same.

The Multi-Family Residential Loans portfolio is composed of insured and uninsured real estate loans used to finance the construction of multi-family, student residence, and retirement home projects, as well as term and bridge loans to real estate developers secured by completed aforementioned properties and units. The Other Financing portfolio includes corporate, personal and public sector and infrastructure loans and leases, and at October 31, 2025, the VersaBank USA portfolio, which consists primarily of equipment leases, a small balance of corporate loans and leases and single family residential conventional and insured mortgages.

The following table presents the composition of the Company’s credit asset portfolio by portfolio segment and class of credit assets, net of deferred fees and costs. Credit assets are reported at their amortized cost basis.

	July 31, 2026		October 31, 2025
SRP Financing		$3,589,708		$2,798,906
Multi-Family Residential Loans	$		$
Insured Real Estate		349,468		270,023
Uninsured Real Estate		281,341		393,990
Other Financing		27,089		47,357
Total credit assets		$4,247,606		$3,510,276
Deferred fees, net of origination costs(a)		(927)		(1,345)
Credit assets, net of deferred fees and costs		$4,246,679		$3,508,931
Allowance for credit losses		(6,759)		(6,402)
Accrued interest		19,861		16,478
Net credit assets		$4,259,781		$3,519,007

(a)Substantially all deferred fees, net of origination costs, relate to Multi-Family Residential Loans.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The Company estimates its Allowance for Credit Losses (“ACL”) by applying the Current Expected Credit Loss (“CECL”) methodology, which requires recognition of lifetime expected credit losses on financial assets measured at amortized cost, on all credit asset commitments that are not unconditionally cancellable and on financial guarantees not measured at fair value. This allowance represents management’s best estimate of expected credit losses over the contractual life of these assets, integrating relevant available information including historical loss experience, current conditions, and macroeconomic forecasts over reasonable and supportable forecast periods. The allowance is increased through provision for credit losses and recovery of amounts previously written off and reduced by charge-offs.

A multi-family residential or other financing loan (or portion thereof) is credit impaired and written off against the allowance for credit losses when, based on available information and management’s judgment, it is probable that the Company will be unable to collect the contractual principal and interest payments due. The Company generally considers a credit asset to be credit impaired when it becomes 90 days or more past due, in addition to other indicators of declining credit such as significant financial difficulty of the borrower and default on contractual obligations. Recoveries of amounts previously written off are credited to the ACL when received.

The Company utilizes internal models (including probability of default and loss given default models) and assumptions, as well as third-party forecasts, to estimate expected credit losses. These forecasts consider a range of macroeconomic indicators (such as real GDP, unemployment rates, interest rates, consumer price index, price of oil, and equity indices) to reflect current and projected economic conditions and revert to long-term historical trends beyond the reasonable and supportable period aiding in the development of forward-looking estimates that reflect macroeconomic conditions over the contractual life of the asset. The third-party forecasts are used in conjunction with the Company’s internally developed CECL models.

Related to SRP financing activities, the Company maintains a reserve account (the “Holdback”) consisting of cash reserves held by the Company related to SRP partner originations. The Holdback serves as a credit enhancement to the Company for the rights to cash flows on underlying point-of-sale loan and lease receivables and is usually initially created by withholding a percentage of the initial funding provided to the origination partner. The Holdback amount is determined by the Company based on expected loss rates and serves as a credit enhancement to absorb any realized losses associated with the underlying transactions. Where the Holdback balance for a given origination partner exceeds the lifetime expected credit loss under all reasonable and supportable forecast scenarios (baseline, upside, and downside), the expected credit loss measurement may be zero.

In addition to model-based estimates, the Company applies qualitative adjustments to supplement model-derived credit loss estimates, addressing limitations in data, model assumptions, and evolving risk factors that may not be fully reflected in quantitative model calculations. These adjustments are informed by management’s judgment and consider factors such as changes in borrower behavior, shifts in underwriting or collection practices, emerging macroeconomic or geopolitical developments, and regulatory changes.

The ACL fluctuates each period based on factors such as changes in loan composition and growth, variations in nonperforming loan amounts, economic forecasts influencing expected loss drivers, and other key assumptions and model inputs under CECL.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The following tables present the activity in the ACL by segment. The portfolio segments represent the categories that the Company uses to determine its ACL:

Three-months ended July 31, 2026	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$4,917	$1,840	$578	$77	$7,412
Provision/(credit) for credit losses	(20)	(76)	(279)	(1)	(376)
Credit assets charged-off	-	-	-	-	-
Recoveries	-	-		-	-
Foreign exchange adjustments	$(135)	$(53)	$(13)	$(2)	$(203)
Total ending allowance balance	$4,762	$1,711	$286	$74	$6,833

Nine-months ended July 31, 2026	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$3,876	$1,925	$525	$76	$6,402
Provision/(credit) for credit losses	900	(214)	(195)	(2)	489
Credit assets charged-off	-	-	(87)	-	(87)
Recoveries	-	-	46	-	46
Foreign exchange adjustments	$(14)	$-	$(3)	$-	$(17)
Total ending allowance balance	$4,762	$1,711	$286	$74	$6,833

The allowance for held-to-maturity securities presented above excludes asset-backed and mortgage-backed securities. The Company separately evaluated expected credit losses on its asset-backed and mortgage-backed securities, considering underlying credit ratings and credit enhancements, and determined that the resulting allowance was immaterial for the three-months and nine-months period ended July 31, 2026 and July 31, 2025.

Three-months ended July 31, 2025	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$2,172	$1,385	$756	$77	$4,390
Provision/(credit) for credit losses	716	304	(19)	(1)	1,000
Credit assets charged-off	-	-	(76)	-	(76)
Recoveries	-	-	1	-	1
Foreign exchange adjustments	$(12)	$2	$1	$-	$(9)
Total ending allowance balance	$2,876	$1,691	$663	$76	$5,306

Nine-months ended July 31, 2025	SRP Financing	Multi-Family Residential Loans	Other Financing	HTM Securities	Total
Allowance for credit losses
Beginning balance	$698	$1,427	$1,085	$76	$3,286
Provision/(credit) for credit losses	2,141	251	(166)	(1)	2,225
Credit assets charged-off	-	-	(262)	-	(262)
Recoveries	-	-	4	-	4
Foreign exchange adjustments	$37	$13	$2	$1	$53
Total ending allowance balance	$2,876	$1,691	$663	$76	$5,306

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Accrued interest receivable of $19,861 and $16,494 for the periods ended July 31, 2026 and July 31, 2025, respectively was excluded from the amortized cost basis of credit assets for purposes of the allowance for credit losses in accordance with the Company’s accounting policy.

The Company has elected not to measure an allowance for credit losses on accrued interest receivable. Instead, accrued interest is written off no later than 120 days past due by reversing interest income when credit assets are placed into non-accrual status or when collection of interest is otherwise not expected. For held-to-maturity debt securities, accrued interest is written off at the time the issuer is placed into non-accrual or when collection is otherwise not expected.

Credit assets are typically placed into non-accrual status and interest income recognition is discontinued if it is probable that the Company will be unable to collect the full payment of principal and interest when due according to the contractual terms of the credit asset agreement, or the credit asset is past due for a period of 90 days or more, unless the obligation is fully secured and is in the process of collection. A credit asset is considered past due when any principal or interest payment is not received in accordance with its contractual terms, with days past due measured from the date of the earliest missed contractual payment.

The following tables present the recorded investment in non-accrual credit assets, credit assets past due over 90 days and still accruing by class of credit asset, net of deferred fees and costs:

July 31, 2026	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$-	$-	$10,608
Multi-Family Residential Loans – Insured Real Estate	-	-	-
Multi-Family Residential Loans – Uninsured Real Estate	-	-	-
Other Financing	-	-	-
HTM Securities	-	-	-
Total	$-	$-	$10,608

October 31, 2025	Non-accrual	Non-accrual Without an ACL	Credit Assets Past Due 90+ Days and Still Accruing
SRP Financing	$-	$-	$8,588
Multi-Family Residential Loans – Insured Real Estate	-	-	-
Multi-Family Residential Loans – Uninsured Real Estate	-	-	-
Other Financing	124	-	-
HTM Securities	-	-	-
Total	$124	$-	$8,588

Interest income on non-accrual credit assets was immaterial for the three-months and nine-months period ended July 31, 2026 and 2025.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The following tables present the aging of the recorded investment in past due credit assets by class of credit asset, net of deferred fees and costs:

July 31, 2026	30-59 Days	60-89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$16,104	$10,890	$10,608	$37,602	$3,552,092	$3,589,694
Multi-Family Residential Loans – Insured Real Estate	-	-	-	-	349,058	349,058
Multi-Family Residential Loans – Uninsured Real Estate	-	-	-	-	280,838	280,838
Other Financing	-	-	-	-	27,089	27,089
HTM Securities	-	-	-	-	134,595	134,595
Total	$16,104	$10,890	$10,608	$37,602	$4,343,671	$4,381,273

October 31, 2025	30-59 Days	60-89 Days	90 Days and Greater	Total Past Due	Current Credit assets	Total
SRP Financing	$13,352	$9,312	$8,588	$31,252	$2,767,611	$2,798,863
Multi-Family Residential Loans – Insured Real Estate	-	-	-	-	269,540	269,540
Multi-Family Residential Loans – Uninsured Real Estate	-	-	-	-	393,286	393,286
Other Financing	56	20	-	76	47,166	47,242
HTM Securities	-	-	-	-	99,583	99,583
Total	$13,408	$9,332	$8,588	$31,328	$3,577,186	$3,608,514

The Company manages its credit risk derived from credit asset investment activity using board-approved policies consisting of approval procedures and limits on loan amounts, portfolio concentration, geographic concentration, industry concentration, asset category, limits on loans to any one entity and associated groups, a risk rating policy that provides for risk rating each asset in its total asset portfolio, and early recognition of problem accounts with an action plan for each account. The Risk Oversight Committee of the Board of Directors reviews these policies on an ongoing basis.

The Company assigns an internal risk rating to each lending exposure at origination, during annual review, or upon amendment of an existing facility. As part of its credit risk management strategy, the Company also performs regular reviews of watchlist accounts, impaired credit assets, accounts in arrears, and expected credit loss analyses on a quarterly basis. Risk ratings incorporate the credit risk characteristics of the borrower, the structure of the facility, and relevant macroeconomic and market conditions. A 60-days past due threshold serves as a primary indicator of elevated credit risk for tracking and monitoring purposes, although it does not affect the lifetime loss horizon under the CECL model.

The Company categorizes risk ratings, last updated and/or reviewed on July 31, 2026, as follows:

•	Satisfactory – Exposures considered to be of acceptable credit quality.

•	Watchlist – Exposures that demonstrate potential credit weakness or adverse trends that, if unmitigated, could negatively impact collectability.

•	Classified – Exposures for which collection of contractual payments is uncertain and repayment of principal and/or interest is at risk.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The following tables presents credit asset balances, net of deferred fees and costs, by risk rating, or credit quality indicator, and year of origination as at July 31, 2026 and October 31, 2025. Amounts for periods prior to 2022 and 2021, respectively, are presented in the aggregate:

July 31, 2026	2026	2025	2024	2023	2022	Prior	Revolving	Total
SRP Financing
Satisfactory	$1,247,079	$1,184,835	$535,581	$305,962	$183,086	$23,568	$101,499	$3,581,610
Watchlist	-	-	-	3,404	4,669	6	5	8,084
Classified	-	-	-	-	-	-	-	-
Total	$1,247,079	$1,184,835	$535,581	$309,366	$187,755	$23,574	$101,504	$3,589,694

Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$31,673	$114,717	$109,634	$-	$-	$1,246	$-	$257,270
Watchlist	-	-	-	-	-	23,985	67,803	91,788
Classified	-	-	-	-	-	-	-	-
Total	$31,673	$114,717	$109,634	$-	$-	$25,231	$67,803	$349,058

Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$24,280	$47,690	$41,721	$37,010	$57,933	$18,780	$16,112	$243,526
Watchlist	-	-	7,128	15,041	5,705	3,665	-	31,539
Classified	-	-	-	5,773	-	-	-	5,773
Total	$24,280	$47,690	$48,849	$57,824	$63,638	$22,445	$16,112	$280,838

Other Financing
Satisfactory	$13	$4,238	$2,111	$10,017	$5,392	$3,627	$1,691	$27,089
Watchlist	-	-	-	-	-	-	-	-
Classified	-	-	-	-	-	-	-	-
Total	$13	$4,238	$2,111	$10,017	$5,392	$3,627	$1,691	$27,089

HTM Securities
Satisfactory	$-	$122,023	$-	$-	$-	$12,572	$-	$134,595
Watchlist	-	-	-	-	-	-	-	-
Classified	-	-	-	-	-	-	-	-
Total	$-	$122,023	$-	$-	$-	$12,572	$-	$134,595
Total
Satisfactory	$1,303,045	$1,473,502	$689,047	$352,989	$246,411	$59,793	$119,302	$4,244,089
Watchlist	-	-	7,128	18,445	10,374	27,656	67,808	131,411
Classified	-	-	-	5,773	-	-	-	5,773
Total	$1,303,045	$1,473,502	$696,175	$377,207	$256,785	$87,449	$187,110	$4,381,273

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

October 31, 2025	2025	2024	2023	2022	2021	Prior	Revolving	Total
SRP Financing
Satisfactory	$1,220,084	$753,003	$428,080	$244,709	$57,368	$7,491	$73,565	$2,784,300
Watchlist	-	-	8,240	6,245	63	-	15	14,563
Classified	-	-	-	-	-	-	-	-
Total	$1,220,084	$753,003	$436,320	$250,954	$57,431	$7,491	$73,580	$2,798,863

Multi-Family Residential Loans – Insured Real Estate
Satisfactory	$76,338	$111,331	$-	$-	$-	$1,344	$46,554	$235,567
Watchlist	-	-	-	-	23,998	-	9,975	33,973
Classified	-	-	-	-	-	-	-	-
Total	$76,338	$111,331	$-	$-	$23,998	$1,344	$56,529	$269,540

Multi-Family Residential Loans – Uninsured Real Estate
Satisfactory	$94,109	$39,263	$112,705	$64,062	$10,814	$19,515	$5,740	$346,208
Watchlist	-	7,138		7,986	-	4,006	-	19,130
Classified	-	-	27,948	-	-	-	-	27,948
Total	$94,109	$46,401	$140,653	$72,048	$10,814	$23,521	$5,740	$393,286

Other Financing
Satisfactory	$879	$3,452	$10,882	$17,427	$5,832	$5,025	$3,457	$46,954
Watchlist	-	-	5	279	4	-	-	288
Classified	-	-	-	-	-	-	-	-
Total	$879	$3,452	$10,887	$17,706	$5,836	$5,025	$3,457	$47,242

HTM Securities
Satisfactory	$86,993	$-	$-	$-	$-	$12,590	$-	$99,583
Watchlist	-	-	-	-	-	-	-	-
Classified	-	-	-	-	-	-	-	-
Total	$86,993	$-	$-	$-	$-	$12,590	$-	$99,583
Total
Satisfactory	$1,478,403	$907,049	$551,667	$326,198	$74,014	$45,965	$129,316	$3,512,612
Watchlist	-	7,138	8,245	14,510	24,065	4,006	9,990	67,954
Classified	-	-	27,948	-	-	-	-	27,948
Total	$1,478,403	$914,187	$587,860	$340,708	$98,079	$49,971	$139,306	$3,608,514

Loan modifications extended to borrowers experiencing financial difficulty were immaterial as at July 31, 2026 and October 31, 2025.

5.	Debt and Deposits

As at July 31, 2026 and October 31, 2025, the Company’s deposits in offices outside Canada included demand deposits of $nil and $26,966, respectively, and time deposits of $718,046 and $252,928, respectively.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Subordinated Debt

July 31, 2026	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$75,000	$(1,016)	$73,984

October 31, 2025	Principal Amount	Unamortized Debt Discounts and Issuance Costs	Net Carrying Amount
April 2021 Notes (the “2021 Notes”)	$75,046	$(1,156)	$73,890

On April 30, 2021, the Company issued $75,000 of subordinated notes (the “2021 Notes”). The 2021 Notes mature on May 1, 2031, carry a coupon rate of 5.00% per annum and a fixed effective interest rate of 5.38% until May 1, 2026, at which point the obligation switched to a floating rate based on a CORRA (Canadian Overnight Repo Rate Average) derived reference rate plus 3.61%. The effective interest rate was 6.31% during the three-month floating-rate period ending July 31, 2026. The 2021 Notes include non-viability contingent capital (“NVCC”) provisions that require automatic conversion into a specified number of the Company’s common shares upon the occurrence of a trigger event as defined by OSFI.

The amortization of the discount and issuance costs on the 2021 Notes included in interest expense for the three months and nine months period ended July 31, 2026 was $48 and $140, respectively, and for the three months and nine months period ended July 31, 2025 was $46 and $134, respectively.

6.	Shareholders’ Equity

Common shares

During the three-months and nine-months period ended July 31, 2026, the Company issued 223,382 and 473,544 common shares, respectively, upon the exercise of stock options. Cash proceeds from exercised options totaled $2,518 and $5,406, respectively. In accordance with the Company's stock-based compensation accounting policy, amounts previously recognized in contributed surplus related to the exercised options of $64 and $1,057, respectively, were reclassified to common shares upon exercise. As a result, common shares increased by $2,582 and $6,463 for the respective periods.

For the three-months and nine-months period ended July 31, 2026, the Company declared and paid dividends of $571 and $1,749 or $0.018 per common share and $0.054 per common share.

Convertible Preferred Shares in DRTC

Certain members of management hold convertible preferred shares in DRTC. In accordance with the by-laws of DRTC, the convertible preferred shares will convert automatically, upon a change of control event, into an aggregate 28% common share ownership stake in DRTC.

Foreign exchange loss on translation of foreign operations

For the three-months and nine-months period ended July 31, 2026 the Company had opening balances of $16,528 and $22,230 and for the three-months and nine-months period ended July 31, 2025, the Company had opening balances of $21,031 and $26,135, respectively, and closing balances for the period ended July 31, 2026 of $23,453, and closing balances for the period ended July 31, 2025 of $22,537, of foreign exchange losses on translation of foreign operations, included within Accumulated other comprehensive (loss), net of tax, on the Consolidated Balance Sheets.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

7.	Derivatives

The Company uses interest rate swaps and foreign exchange derivatives / non-derivative instruments in connection with its risk management objectives and strategies to hedge the Company’s interest rate and foreign exchange risk. The Company applies hedge accounting where it meets the qualification, documentation and effectiveness requirements stipulated by ASC 815. For example, the Company holds fixed-rate long-term loans / investments and enters into certain pay-fixed, receive-variable-rate interest rate swaps, designated as fair value hedges, to convert the fixed interest payments to variable. In addition, foreign exchange forward contracts / non-functional currency denominated debt instruments, designated as net investment hedges, are used to hedge foreign currency-denominated net investment exposures. This strategy is intended to mitigate translation risk stemming from fluctuations in foreign exchange rates between the Company’s functional currency, CAD, and the foreign currency of its net investment(s), USD, ultimately impacting the Company’s consolidated financial position. From time to time, the Company may execute foreign exchange forward contracts that are economic hedges and are not designated in hedge accounting relationships under ASC 815.

Information pertaining to the Company’s derivative activities is presented in the tables below:

Derivative notional amounts

	July 31, 2026	October 31, 2025
Designated as accounting hedges under ASC 815
Interest rate	$13,397	$14,419
Foreign exchange(a)	138,600	138,600
Non-designated derivatives
Foreign exchange	26,100	26,100
Total	$178,097	$179,119

(a)	Excludes principal amounts of $50,140 and $42,666 of USD-denominated notes (CAD $70,342 and CAD $59,774 equivalent) as at July 31, 2026 and October 31, 2025, respectively, designated as a net investment hedge (see Note 5).

Derivative fair values

The following table presents the fair values of derivative contracts by major product type and hedged risk (designated or economic) on a gross basis, as recorded on the Company's Consolidated Balance Sheets. Gross fair values exclude the effects of both counterparty netting as well as collateral. The fair value of the Company’s derivative financial instruments at July 31, 2026 and October 31, 2025 was determined using a market-based approach (Level 2).

	July 31, 2026		October 31, 2025
	Other assets	Other liabilities	Other assets	Other liabilities
Designated as accounting hedges under ASC 815
Interest rate	$71	$-	$-	$243
Foreign exchange(a)	1,305	-	-	44
Non-designated derivatives
Foreign exchange	246	-	-	5
Total	$1,622	$-	$-	$292

(a)	Excludes the carrying value of $49,460 and $42,035 of USD-denominated notes (CAD $69,389 and CAD $58,889 equivalent) as at July 31, 2026 and October 31, 2025, respectively, designated as a net investment hedge (see Note 5).

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Fair value hedges

The following table summarizes the gains (losses) on the Company’s fair value hedges recognized in interest income on the Consolidated Statements of Income:

Gains (losses) on fair value hedges

	For the three months ended July 31,
	2026	2025
	Interest income	Interest income
Gain (loss) on the hedging derivatives
Interest rate	$31	$253
Gain (loss) on the hedged item
Interest rate	7	(284)
Total	$38	$(31)

	For the nine months ended July 31,
	2026	2025
	Interest income	Interest income
Gain (loss) on the hedging derivatives
Interest rate	$318	$(35)
Gain (loss) on the hedged item
Interest rate	(156)	153
Total	$162	$118

Total interest income on the Consolidated Statements of Income for the three-months ended July 31, 2026 and July 31, 2025 was $64,432 and $53,918, respectively and for the nine-months ended July 31, 2026 and July 31, 2025 was $183,924 and $155,807, respectively.

Cumulative fair value hedge basis adjustment

The table below presents the carrying amount of the Company’s hedged assets designated under qualifying fair value hedges as at July 31, 2026 and October 31, 2025, along with the cumulative fair value hedge basis adjustments included in the carrying value of those hedged assets that will reverse through earnings in future periods.

	July 31, 2026	October 31, 2025
Credit assets, net of deferred fees and costs
Carrying amount of hedged assets	$13,511	$14,918
Cumulative basis adjustment increasing (decreasing) the carrying amount	$1,222	$1,357

Net investment hedges

The Company is exposed to foreign currency risk associated with the net assets of non-CAD functional entities and uses foreign exchange forward contracts and non-CAD denominated debt to hedge this risk.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Foreign exchange forward contracts

The following table presents the pre-tax impact of derivatives designated as net investment hedges of foreign exchange gains (losses) on translation of foreign operations. Other than amounts excluded from effectiveness testing, there were no other material gains (losses) reclassified from Accumulated other comprehensive income to earnings for the three-months and nine-months period ended July 31, 2026 and July 31, 2025.

	For the three months ended July 31,
	2026	2025
Gain/(loss) on derivative recognized in foreign currency derivatives designated to net investment hedging relationships	$(4,070)	$(579)

	For the nine months ended July 31,
	2026	2025
Gain/(loss) on derivative recognized in foreign currency derivatives designated to net investment hedging	$(110)	$(745)

For the three-months and nine-months period ended July 31, 2026 and 2025, changes in fair value of derivatives designated to net investment hedging relationships attributable to excluded components recognized in current income were immaterial for disclosure.

Total non-interest income on the Consolidated Statements of Income for the three-months ended July 31, 2026 and July 31, 2025 was $2,192 and $2,048 respectively and for the nine-months ended July 31, 2026 and July 31, 2025 was $7,349 and $5,953, respectively.

Non-derivative instruments

The following table presents the pre-tax impact of non-derivative instruments designated as net investment hedges on Foreign exchange gain (loss) on translation of foreign operations.

	For the three months ended July 31,
	2026	2025
Gain/(loss) on USD-denominated fixed-rate debt recognized in Foreign exchange gain (loss) on translation of foreign operations	$(1,359)	$(97)

	For the nine months ended July 31,
	2026	2025
Gain/(loss) on USD-denominated fixed-rate debt recognized in Foreign exchange gain (loss) on translation of foreign operations	$(125)	$534

Derivatives not designated for hedge accounting

The following table presents the pre-tax gains (losses) on derivatives not designated as qualifying hedging instruments and recognized in the General and administrative line item within non-interest expense.

	For the three months ended July 31,
	2026	2025
Gain/(loss) on derivative recognized in non-interest expense	$(634)	$31

	For the nine months ended July 31,
	2026	2025
Gain/(loss) on derivative recognized in non-interest expense	$(733)	$31

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

8.	Income Taxes

Income tax provision for the three months period ended July 31, 2026 was $2,673 (July 31, 2025 - $1,547) and the nine months period ended July 31, 2026 was $7,738 (July 31, 2025 - $5,746). The Company’s statutory Canadian combined integrated federal and provincial income tax rate is 26.5% for 2026 and 2025. The Company’s effective rate reflects the statutory rate adjusted for certain items not being taxable or deductible for income tax purposes and income tax rates applicable to foreign jurisdictions.

9.	Related Party Transactions

The Company’s related parties include members of the Board of Directors, Senior Executive Officers, represented as key management personnel, and significant minority shareholders. As at July 31, 2026, amounts due from key management personnel totaled $1,850 (October 31, 2025 - $1,430) and amounts due from corporations controlled by key management personnel and significant minority shareholders totaled $17,390 (October 31, 2025 - $2,570). The interest rates charged on loans and advances to related parties are based on mutually agreed-upon terms. Interest income earned on the above loans for the three-months ended July 31, 2026, was $136 (July 31, 2025 - $30) and for the nine-months ended July 31, 2026, was $207 (July 31, 2025 - $85). As at July 31, 2026, there were no provisions for credit losses associated with loans issued to key management personnel (October 31, 2025 - $nil), and all loans issued to key management personnel were current.

10.	Commitments and Contingencies

(a)	Financial instruments with off-balance-sheet risk

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the Consolidated Balance Sheets when they become payable. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Balance Sheets. The contractual, or notional, amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The contract amounts of the Company’s unused credit commitments are as follows:

	July 31, 2026	October 31, 2025
Loan commitments	$427,837	$420,432
Standby letters of credit	31,025	33,441
	$458,862	$453,873

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Such commitments are normally based on the full amount of collateral in a customer’s investment account. The majority of such lines of credit have historically not been drawn upon.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Such guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary. The Company reduces any potential liability on its standby letters of credit based upon its estimate of the proceeds obtainable upon the liquidation of the collateral held. Fair values of unrecognized financial instruments, including commitments to extend credit and the fair value of letters of credit, are considered immaterial.

In the ordinary course of business, assets are pledged against the off-balance sheet letters of credit and against outstanding derivatives in the amount of $104,634 and $14,918 as at July 31, 2026 and October 31, 2025, respectively.

(b)	Concentration of Credit Risks

The Company’s exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. CECL accounting guidance requires the establishment of an allowance for losses on such unfunded instruments. To establish that allowance, the Company generally utilizes the same methodologies as it does to establish allowances on outstanding loans, adjusted for estimated usage as appropriate. Refer to the ‘Credit assets and Allowance for Credit Losses’ for the Company’s credit loss methodology. The allowance for credit losses on these unfunded instruments is immaterial.

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash investments including due from banks, interest-bearing deposits with banks, government securities, and credit assets.

11.	Fair Value of Financial Instruments

ASC 825, Financial Instruments, requires disclosure of the estimated fair value of an entity’s assets and liabilities considered to be financial instruments. For the Company, as for most financial institutions, the majority of its assets and liabilities are considered to be financial instruments. However, many such instruments lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. Also, it is the Company’s general practice and intent to hold its financial instruments to maturity whether or not categorized as “available-for-sale” and not to engage in trading or sales. For fair value disclosure purposes, the Company utilized the fair value measurement criteria of ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).

Accounting guidance establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

There were no transfers between levels for fair value disclosure purposes during the nine-months period ended July 31, 2026.

The Company utilized certain value measurement criteria required under the ASC 820, as discussed below.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Estimated fair values have been determined by the Company using the best available data and an estimation methodology it believes to be suitable for each category of financial instruments. Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

Assets and Liabilities Measured at fair value on a Recurring Basis

Assets measured at fair value on a recurring basis are limited to the Company’s available-for-sale securities portfolio, its investment in Stablecorp prior to being sold, and derivative contracts.

The available-for-sale portfolio is carried at estimated fair value with any unrealized gains and losses, net of taxes, reported as accumulated other comprehensive income or loss in shareholders’ equity. The combined carrying value and accrued interest approximates fair value.

The estimated fair value of the Stablecorp investment is classified as Level 3 in the fair value hierarchy as the determination of fair value did not use inputs that were based on observable market data given that the entity is privately-held.

The Company holds over the counter (“OTC”) derivative instruments, including foreign exchange forwards and interest rate swaps, which are valued using observable market inputs and standard valuation techniques. The Company’s derivative instruments are classified as Level 2 within the fair value hierarchy.

The foreign exchange forwards are valued using an income approach that relies on observable market forward exchange rates for the underlying currency pairs. The fair value is calculated as the difference between the forward market rate and the contractual rate, multiplied by the notional amount and discounted using relevant interest rate curves.

The interest rate swaps are valued using a discounted cash flow methodology. This approach incorporates observable inputs, including the contractual terms of the swap and the prevailing market interest rate curves. The resulting future cash flows are discounted to their present value using current interest rate benchmark rates (i.e., Canadian Overnight Repo Rate Average (“CORRA”)).

All derivative transactions are executed under International Swaps and Derivatives Association (“ISDA”) agreements or similar industry-standard contracts.

Fair value measurements consider credit risk factors, including both counterparty credit risk and the Company’s own non-performance risk. The Company actively manages credit risk associated with these instruments by transacting only with counterparties that have investment-grade credit ratings and by continuously monitoring the financial condition of its counterparties.

Assets and liabilities measured at fair value on a recurring basis are summarized below:

July 31, 2026	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$2,252	$2,252	$-	$-	$2,252
U.S. Treasury securities	87,321	87,321	-	-	87,321
Derivative assets	1,622	-	1,622	-	1,622

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Investment securities available-for-sale
Government of Canada securities	$1,586	$1,586	$-	$-	$1,586
U.S. Treasury securities	53,055	53,055	-	-	53,055
Stablecorp investment	680	-	-	680	680
Derivative liabilities	292	-	292	-	292

Assets and Liabilities Not Measured at Fair Value on a Recurring Basis

The fair value amounts have been determined using the following valuation methods and assumptions:

•	The estimated fair values of cash and cash equivalents are assumed to approximate their carrying values.

•	The fair value of held-to-maturity securities are based on quoted market prices.

•	The fair value of credit assets is based on net discounted cash flows using market interest rates and applicable credit spreads for borrowers.

•	The fair value of other financial assets is approximately equal to their carrying value due primarily to the short-term nature of the instruments.

•	The fair value of deposits are determined based on discounted cash flows using market interest rates.

•	The fair value of other financial liabilities are approximately equal to their carrying value due to the short-term nature of the instruments except for lease obligations. However, the fair value of the Company’s lease obligations are approximately equal to their carrying value given that there has been minimal movement in the market interest rates associated with these leases.

•	The fair value of subordinated notes payable are determined based on discounted cash flows using current market interest rates.

Carrying amount and estimated fair values of financial instruments not carried at fair value are as follows:

July 31, 2026	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$326,598	$326,598	$-	$-	$326,598
Interest-bearing deposits in other banks	22,711	22,711	-	-	22,711
Securities held-to-maturity	134,521	-	130,487	-	130,487
Credit assets, net	4,259,781	-	-	4,266,769	4,266,769
Financial Liabilities
Non-interest-bearing deposits	$333	$-	$-	$333	$333
Time deposits	3,570,428	-	-	3,570,428	3,570,428
Demand deposits	632,250	-	-	632,250	632,250
Subordinated notes payable	73,984	-	71,249	-	71,249
Cash reserves on credit assets	196,695	-	-	196,695	196,695
Other liabilities	17,496	-	-	17,496	17,496

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

October 31, 2025	Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
Financial Assets
Cash and due from banks	$375,569	$375,569	$-	$-	$375,569
Interest-bearing deposits in other banks	39,656	39,656	-	-	39,656
Securities held-to-maturity	99,583	-	96,722	-	96,722
Credit assets, net	3,519,007	-	-	3,503,401	3,503,401
Financial Liabilities
Non-interest-bearing deposits	$1,476	$-	$-	$1,476	$1,476
Time deposits	2,861,170	-	-	2,861,170	2,861,170
Demand deposits	601,437	-	-	601,437	601,437
Subordinated notes payable	73,890	-	71,293	-	71,293
Cash reserves on credit assets	207,477	-	-	207,477	207,477
Other liabilities	16,360	-	-	16,360	16,360

12.	Regulatory Matters

(a)	Overview

Canada

The Company manages its capital in accordance with guidelines established by OSFI. The regulatory capital guidelines measure capital in relation to credit, market, and operational risks. The impact of the level of capital held on shareholders’ return on equity is an important consideration and the Company recognizes the need to maintain a balance between the higher returns that may be possible with greater leverage and the advantages and security that may be afforded by a more robust capital position. OSFI sets and monitors capital requirements for the Company. Capital is managed in accordance with policies and plans that are regularly reviewed and approved by the Board of Directors and that take into account, amongst other items, forecasted business plans and capital requirements and current and anticipated financial market conditions.

Failure by the Company to meet minimum capital requirements set by OSFI could result in certain mandatory and/or discretionary disciplinary actions by their regulators that could have a material adverse effect on the Company’s business and consolidated financial position.

In complying with the requirements set out by OSFI, the goal is to maintain adequate regulatory capital for the Company to be considered well capitalized, protect deposits and provide capacity to support organic growth as well as to capitalize on strategic opportunities that do not otherwise require accessing the public capital markets, all the while providing a satisfactory return to shareholders. The Company’s regulatory capital is composed of share capital, retained earnings and unrealized gains and losses on fair value through other comprehensive income securities (Common Equity Tier 1 capital), preferred shares (Additional Tier 1 capital) and subordinated notes (Tier 2 capital). The Company monitors its capital adequacy and related capital ratios on a daily basis and has Board approved and monitored policies setting internal targets and thresholds for its capital ratios. These capital ratios consist of the leverage ratio and risk-based capital ratios.

The Company makes use of the Standardized Approach for credit risk as prescribed by OSFI, and therefore, may include eligible expected credit loss (“ECL”) allowance amounts in its Tier 2 capital, up to a maximum of 1.25% of its credit risk-weighted assets calculated under the Standardized Approach. Although the Company’s consolidated financial statements are prepared in conformity with US GAAP, OSFI’s capital requirements are based on International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”). Certain regulatory capital components, including the treatment of ECL allowances, are determined using measures based on IFRS Accounting Standards for regulatory reporting purposes.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

(b)	Risk-based capital ratios

The Basel Committee on Banking Supervision has published the Basel III rules on capital adequacy and liquidity (“Basel III”). OSFI requires that all Canadian banks must comply with the Basel III standards on an “all-in” basis for the purpose of determining their risk-based capital ratios. Required minimum regulatory capital ratios are a 7.0% Common Equity Tier 1 capital ratio (“CET1”), an 8.5% Tier 1 capital ratio and a 10.5% Total capital ratio, all of which include a 2.50% capital conservation buffer.

OSFI also requires banks to measure capital adequacy in accordance with guidelines for determining risk adjusted capital and risk-weighted assets including off-balance sheet credit instruments as specified in the Basel III regulations. Based on the deemed credit risk for each type of asset, both on and off-balance sheet assets of the Company are assigned a weighting ranging from 0% to 400% to determine the Company’s risk weighted equivalent assets and its risk-based capital ratios.

The Company’s risk-based capital ratios are calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):

	July 31, 2026	October 31, 2025
Common equity Tier 1 (CET1) capital
Directly issued qualifying common share capital	$334,898	$325,910
Contributed surplus	1,025	2,473
Retained earnings	229,972	203,728
Accumulated other comprehensive income	(330)	562
CET1 before regulatory adjustments	565,565	532,673
Regulatory adjustments applied to CET1	(24,631)	(23,023)
Common Equity Tier 1 capital	$540,934	$509,650

Additional Tier 1 capital
Directly issued qualifying Additional Tier 1 instruments	-	-
Total Tier 1 capital	$540,934	$509,650

Tier 2 Capital
Directly issued Tier 2 capital instruments	83,034	105,135
Tier 2 capital, net of accumulated amortization and before regulatory adjustments	83,034	105,135
Eligible stage 1 and stage 2 allowance	4,315	5,105
Total Tier 2 capital	$87,349	$110,240
Total regulatory capital	$628,283	$619,890
Total risk-weighted assets	$4,717,516	$3,943,657
Capital ratios
CET1 capital ratio	11.47%	12.92%
Tier 1 capital ratio	11.47%	12.92%
Total capital ratio	13.32%	15.72%

As at July 31, 2026 and October 31, 2025, the Company was in compliance with all minimum capital ratios prescribed by OSFI.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

(c)	Leverage ratio

The leverage ratio, which is prescribed under the Basel III Accord, is a supplementary measure to the risk-based capital requirements and is defined as the ratio of Tier 1 capital to the Company’s total exposures. The Basel III minimum leverage ratio is 3.0%. The Company’s leverage ratio is calculated as follows (CAD in thousands, and in accordance with IFRS Accounting Standards):

	July 31, 2026	October 31, 2025
On-balance sheet assets
Asset amounts adjusted in determining the Basel III	$6,875,238	$5,808,475
Tier 1 capital	(24,631)	(23,023)
Total on-balance sheet exposure	$6,850,607	$5,785,452

Replacement cost associated with all derivative transactions	$3,172	-
Add-on amounts for PFE associated with all derivative transactions	4,131	$3,975
Total derivative exposures	$7,303	$3,975

Total off-balance sheet exposure at gross notional amount	$643,746	$635,854
Adjustments for conversion to credit equivalent amount	(422,354)	(410,571)
Total off-balance sheet exposures	$221,392	$225,283

Tier 1 capital	540,934	509,650
Total exposures	$7,079,302	$6,014,710

Leverage ratio	7.64%	8.47%

As at July 31, 2026 and October 31, 2025, the Company was in compliance with the leverage ratio prescribed by OSFI.

United States of America

In the United States of America, VersaBank USA is subject to various regulatory capital requirements administrated by the U.S. Federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a material effect on VersaBank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, VersaBank USA must meet specific capital guidelines that involve quantitative measures of VersaBank USA’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. VersaBank USA’s capital amounts and prompt corrective action classification are also subject to qualitative judgments by the regulators about components, risk-weightings and other factors. VersaBank USA is subject to laws and regulations that limit the amount of dividends VersaBank USA can pay to VersaBank.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

The figures on the table below are calculated according to U.S. Basel III as at June 30, 2026 and September 30, 2025, the most recent OCC submission as at July 31, 2026 and October 31, 2025 respectively. VersaBank’s USA’s actual capital amounts and ratios are presented as follows:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized under Prompt Corrective Action Regulations
At June 30, 2026	Amount	Ratio	Amount	Ratio	Amount	Ratio
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)		22.46%		4.00%		5.00%
Risk-weighted assets	$616,632
Tier 1 common equity (to risk-weighted assets)	187,661	30.43%	$27,748	4.50%	$40,081	6.50%
Tier 1 capital (to risk-weighted assets)	187,661	30.43%	36,998	6.00%	49,331	8.00%
Total capital (to risk-weighted assets)	187,665	30.43%	49,331	8.00%	61,663	10.00%

At September 30, 2025
VersaBank USA
Tier 1 leverage ratio (Tier 1 capital to average assets)		67.21%		4.00%		5.00%
Risk-weighted assets	$174,918
Tier 1 common equity (to risk-weighted assets)	180,629	103.26%	$7,871	4.50%	$11,370	6.50%
Tier 1 capital (to risk-weighted assets)	180,629	103.26%	10,495	6.00%	13,993	8.00%
Total capital (to risk-weighted assets)	180,905	103.42%	13,993	8.00%	17,492	10.00%

As at June 30, 2026 and September 30, 2025, VersaBank USA was in compliance with the leverage ratios prescribed by Federal banking agencies.

13.	Operating Segments

The Company’s management reporting is organized into four reportable operating segments: Digital Banking Canada, Digital Banking USA, Digital Meteor, and DRTC. Reportable segments are based on the management reporting process and how the chief operating decision maker (“CODM”) regularly reviews results of the Company, which is based on geographic areas, with respect to Digital Banking, and customer base, with respect to Digital Meteor and DRTC. The President is the CODM and reviews actual and budgeted operating segment net income (after tax) when assessing performance and deciding how to allocate resources.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

Reportable segments

Digital Banking Canada – The Company employs a business-to-business model using its proprietary financial technology to address underserved segments in the Canadian banking market. The Company obtains its deposits and invests in the vast majority of its credit assets electronically via its deposit and lending solutions for financial intermediaries.

Digital Banking USA – The Company has adopted a business-to-business model, leveraging its proprietary financial technology to address underserved segments of the US banking market, through its wholly owned subsidiary, VersaBank USA. VersaBank USA raises deposits and delivers the majority of its credit assets electronically through its deposit and lending solutions tailored for financial intermediaries.

DRTC – Leveraging its internally-developed IT security software and capabilities, the Company established a wholly owned subsidiary, DRTC, to pursue significant large-market opportunities in cybersecurity and to develop solutions to address the rapidly-growing volume of cyber threats challenging financial institutions, multi-national corporations, and government entities.

Digital Meteor – Through its wholly owned subsidiary, DRTC, the Company owns proprietary intellectual property and technology to enable the next generation of digital assets by the banking and financial community, including the Company’s Real Bank Tokenized Deposits ™ (“RBTD™”) (previously known as Real Bank Deposit Tokens (“RBDT”) and Digital Deposit Receipt (“DDR”)) technology. Digital Meteor operates as a business segment within DRTC.

Basis of presentation

The basis for the determination of the reportable segments is a function primarily of the systematic, consistent process employed by the Company’s CODM in reviewing and interpreting the operations and performance of each segment. The net income (after tax) derived for each reportable segment is dependent upon revenue and cost allocations using an activity-based model and other methodologies and assumptions management believes are appropriate to reflect the results of the business. Non-interest expenses contain both direct expenses and certain expenses not directly attributable to a specific business segment, including certain indirect overhead expenses or centralized/shared functions, which are allocated based on methodologies that reflect utilization.

Segmented information

As at and for the three months ended July 31, 2026	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations (c)	Consolidated
Interest income	$51,079	$13,353	$-	$-	$-	$64,432
Interest expense	31,390	6,693	-	-	-	38,083
Net interest income	$19,689	$6,660	$-	$-	$-	$26,349

Non-interest income (a)	11	-	421	2,008	(248)	2,192
Total income	$19,700	$6,660	$421	$2,008	$(248)	$28,541

Provision for (recovery of) credit losses	(205)	(171)	-	-	-	(376)

Non-interest expenses:
Salaries and employee benefits	6,174	1,248	138	1,164	-	8,724
Depreciation and amortization	390	282	92	227	-	991
Other segment items (b)	6,896	1,351	71	1,110	(248)	9,180

Income (loss) before income taxes	$6,445	$3,950	$120	$(493)	$-	$10,022

Income tax provision	1,576	1,141	45	(89)	-	2,673

Net income (loss)	$4,869	$2,809	$75	$(404)	$-	$7,349

Total assets	$3,922,390	$965,574	$9,053	$10,260	$(14,276)	$4,893,001
Total liabilities	$3,717,413	$772,925	$230	$20,928	$(19,905)	$4,491,591

(a)	Included within this row are amounts to eliminate $248 of intersegment revenues earned by DRTC from Digital Banking Canada.
(b)	Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overheads that have been allocated to the respective reportable segments.
(c)	Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

As at and for the three months ended July 31, 2025	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations (c)		Consolidated
Interest income	$50,806	$3,112	$-	$-		$-	$53,918
Interest expense	31,494	838	-	-		-	32,332
Net interest income	$19,312	$2,274	$-	$-	$		$21,586

Non-interest income (a)	2	-	773	1,523		(250)	2,048
Total income	$19,314	$2,274	$773	$1,523		$(250)	$23,634

Provision for (recovery of) credit losses	1,015	(15)	-	-		-	1,000

Non-interest expenses:
Salaries and employee benefits	5,246	854	155	1,094		-	7,349
Depreciation and amortization	429	68	144	171		-	812
Other segment items (b)	6,484	917	480	621		(250)	8,252

Income (loss) before income taxes	$6,140	$450	$(6)	$(363)		$-	$6,221

Income tax provision	1,533	129	-	(115)		-	1,547

Net income (loss)	$4,607	$321	$(6)	$(248)		$-	$4,674

Total assets	$3,696,590	$255,615	$9,575	$16,831		$(25,911)	$3,952,700
Total liabilities	$3,454,648	$112,125	$6,855	$21,011		$(21,065)	$3,573,574

(a)	Included within this row are amounts to eliminate $250 of intersegment revenues earned by DRTC from Digital Banking Canada.
(b)	Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overhead that have been allocated to the respective reportable segments.
(c)	Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

As at and for the nine months ended July 31, 2026	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations (c)	Consolidated
Interest income	$150,277	$33,647	$-	$-	$-	$183,924
Interest expense	90,676	16,328	-	-	-	107,004
Net interest income	$59,601	$17,319	$-	$-	$-	$76,920

Non-interest income (a)	488	-	1,656	5,953	(748)	7,349
Total income	$60,089	$17,319	$1,656	$5,953	$(748)	$84,269

Provision for (recovery of) credit losses	696	(207)	-	-	-	489

Non-interest expenses:
Salaries and employee benefits	16,365	4,008	412	3,628	-	24,413
Depreciation and amortization	1,027	404	280	539	-	2,250
Other segment items (b)	23,035	2,637	320	3,327	(748)	28,571

Income (loss) before income taxes	$18,966	$10,477	$644	$(1,541)	$-	$28,546

Income tax provision	4,906	3,011	187	(366)	-	7,738

Net income (loss)	$14,060	$7,466	$457	$(1,175)	$-	$20,808

Total assets	$3,922,390	$965,574	$9,053	$10,260	$(14,276)	$4,893,001
Total liabilities	$3,717,413	$772,925	$230	$20,928	$(19,905)	$4,491,591

(a)	Included within this row are amounts to eliminate $748 of intersegment revenues earned by DRTC from Digital Banking Canada.
(b)	Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overheads that have been allocated to the respective reportable segments.
(c)	Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

As at and for the nine months ended July 31, 2025	Digital Banking Canada	Digital Banking USA	Digital Meteor	DRTC	Eliminations (c)	Consolidated
Interest income	$148,513	$7,294	$-	$-	$-	$155,807
Interest expense	94,402	1,819	-	-	-	96,221
Net interest income	$54,111	$5,475	$-	$-	$-	$59,586

Non-interest income (a)	14	-	1,911	4,777	(749)	5,953
Total income	$54,125	$5,475	$1,911	$4,777	$(749)	$65,539

Provision for (recovery of) credit losses	2,293	(68)	-	-	-	2,225

Non-interest expenses:
Salaries and employee benefits	13,143	2,702	486	3,592	-	19,923
Depreciation and amortization	1,092	114	372	412	-	1,990
Other segment items (b)	14,204	2,014	1,141	2,454	(749)	19,064

Income (loss) before income taxes	$23,393	$713	$(88)	$(1,681)	$-	$22,337

Income tax provision	6,004	221	1	(480)	-	5,746

Net income (loss)	$17,389	$492	$(89)	$(1,201)	$-	$16,591

Total assets	$3,696,590	$255,615	$9,575	$16,831	$(25,911)	$3,952,700
Total liabilities	$3,454,648	$112,125	$6,855	$21,011	$(21,065)	$3,573,574

(a)	Included within this row are amounts to eliminate $749 of intersegment revenues earned by DRTC from Digital Banking Canada.
(b)	Other segment items for each reportable segment include expenses related to general and administrative expenses and other corporate overhead that have been allocated to the respective reportable segments.
(c)	Adjustments reflect intercompany eliminations, to reconcile to the Company’s consolidated financial results.

VersaBank

Notes To Consolidated Financial Statements (Unaudited)
(Expressed in Thousands of US Dollars, Except for Share and Per Share Amounts)

14.	Strategic Divestiture of DRTC

In furtherance of the Bank’s strategic initiatives and in consideration of current US regulatory requirements, management has expressed its intention to cease or divest of certain activities, including the cybersecurity assets within DRTC, a subsidiary operating within the cybersecurity and financial technology industry, and Digital Boundary Group, Inc. and Digital Boundary Group Canada Inc. (collectively, the “Digital Boundary Group Entities”), subsidiaries of DRTC operating within the penetration testing industry. The Bank has initiated a process to identify and evaluate alternatives with the objective to maximize the value derived from the divestiture for shareholders.

As of July 31, 2026, the Digital Boundary Group Entities and certain assets in DRTC have not been classified as “held for sale” under applicable US GAAP, as certain required criteria have not yet been fully satisfied. While management has not begun actively marketing the Digital Boundary Group Entities and certain assets of DRTC for sale, these subsidiaries and assets are also not yet available for immediate sale in their present condition and continue to be integral to the Bank’s ongoing operations. Management will continue to monitor and evaluate the status of the planned divestiture, including the progress of the active sales program. The subsidiaries will be reclassified as “held for sale” and presented in accordance with IFRS 5 once all conditions for such classification are met.

Certain members of management hold convertible preferred shares in DRTC. In accordance with DRTC’s by-laws, these shares will automatically convert into an aggregate 28% common share ownership stake in DRTC upon the occurrence of a change-of-control event.